As filed with the Securities and Exchange Commission on May 10, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FERROGLOBE PLC

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

13 Chesterfield Street

London W1J 5JN, United Kingdom

United Kingdom

Tel: +44-(0)750-130-8322
(Address and telephone number of registrant’s principal executive offices)

Globe Specialty Metals, Inc.
1595 Sparling Road

Waterford, OH

45786 Washington County

United States
Tel: +1 (790)984-2361
(Name, address and telephone number of agent for service)

Copies to
Brett Nadritch

Tim Peterson
Milbank LLP
55 Hudson Yards

New York, NY 10001-2163
United States

Telephone: (212)-530-5000
Facsimile: (212)-530-5219

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☐       Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Ordinary shares, par value $0.01
Warrants(3)
Subscription rights(4)
Total registered	$40,000,000		$40,000,000	$4,364

(1)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), in the case of securities being offered by the Registrant, or Rule 457(c), in the case of securities being offering by the Selling Shareholders, of Regulation C under the Securities Act.
(3)	Warrants represent rights to purchase ordinary shares or other securities registered hereunder.
(4)	Rights evidencing the right to purchase ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 10, 2021

PROSPECTUS

$40,000,000

FERROGLOBE PLC
Ordinary Shares
Warrants
Subscription Rights

We may offer and sell from time to time in one or more offerings up to $40,000,000 in aggregate offering price of an indeterminate number of our securities. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. If we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the amount, price and terms of the securities. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through one or more underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our ordinary shares are admitted for trading on the NASDAQ Capital Market under the symbol “GSM”. The last reported closing price of our ordinary shares on the NASDAQ Capital Market on May 7, 2021 was $4.49.

As of May 7, 2021, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $351 million, based on 169,197,366 of our ordinary shares outstanding (excluding those held in Treasury), of which approximately 78,071,845 shares are held by non-affiliates, and a per share price of approximately $4.49. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

As a foreign private issuer and “controlled company” within the meaning of the rules of NASDAQ, we are subject to different U.S. securities laws and NASDAQ governance standards than domestic U.S. issuers of securities. These may afford relatively less protection to holders of our ordinary shares, who may not receive all corporate and company information and disclosures they are accustomed to receiving or in a manner to which they are accustomed.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 in this prospectus and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $40,000,000, or the equivalent denominated in foreign currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus. If any person provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Unless the context specifically indicates otherwise, references in this prospectus to “Ferroglobe PLC,” “Ferroglobe,” “Ferroglobe group,” “the Company,” “our business,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Ferroglobe PLC and its subsidiaries. In this prospectus, we sometimes refer to the Company’s ordinary shares, nominal value $0.01 per share, or the ordinary shares, warrants to acquire ordinary shares, or any units thereof collectively as “offered securities.”

PRESENTATION OF FINANCIAL INFORMATION AND OTHER DATA

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. None of the financial statements presented or incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars and in accordance with IFRS. All references in this prospectus to “$” and “U.S. dollars” mean U.S. dollars, unless otherwise noted.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ferroglobe.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. These documents contain important information about us and our financial condition.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021; and

•	each subsequent report on Form 20-F and each Report of Foreign Private Issuer on Form 6-K that is incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Ferroglobe PLC
13 Chesterfield Place
London W1J 5JN
United Kingdom

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 20-F and our Reports on Form 6-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

ABOUT FERROGLOBE PLC

We are one of the world’s largest producers of silicon metal, silicon-based alloys and manganese-based alloys. Additionally, Ferroglobe currently has quartz mining activities in Spain, the United States, Canada, South Africa and Mauritania, low-ash metallurgical quality coal mining activities in the United States, and interests in hydroelectric power in France. Ferroglobe controls a meaningful portion of most of its raw materials and captures, recycles and sells most of the by-products generated in its production processes.

We sell our products to a diverse base of customers worldwide, in a varied range of industries. These industries include aluminum, silicone compounds used in the chemical industry, ductile iron, automotive parts, photovoltaic (solar) cells, electronic semiconductors and steel, all of which are key elements in the manufacturing of a wide range of industrial and consumer products.

We are able to supply our customers with the broadest range of specialty metals and alloys in the industry from our production centers in North America, Europe, South America, Africa and Asia. Our broad manufacturing platform and flexible capabilities allow us to optimize production and focus on products most likely to enhance profitability, including the production of customized solutions and high purity metals to meet specific customer requirements. We also benefit from low operating costs, resulting from our ownership of sources of critical raw materials and the flexibility derived from our ability to alternate production at certain of our furnaces between silicon metal and silicon-based alloy products.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F, as amended, and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the offered securities. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sales of offered securities for general corporate purposes.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we may temporarily invest the proceeds from the sale of offered securities in short-term investments.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the United Kingdom and the United States. This description of our share capital and summary of our Articles of Association is not complete, and is qualified by reference to our Articles of Association. You should read our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are a public limited company that was incorporated in the United Kingdom on February 5, 2015 (formerly named ‘Velonewco Limited’). Our registered office is located at 5 Fleet Place, London EC4M 7RD, our Board of Directors is based at our London Office at 13 Chesterfield Street, London, W1J 5JN, United Kingdom and our management is based in London and also at Torre Espacio, Paseo de la Castellana, 259-D, P49, 28046 Madrid, Spain. The telephone number of our London Office is +44 (0)750-130-8322 and of our Spanish Office is +34 915 903 219. Our Internet address is http://www.ferroglobe.com. The information on our website is not a part of this document. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://sec.gov.

Issued Share Capital

Our issued share capital as of December 31, 2020 was 170,863,773 ordinary shares. Each ordinary share has a nominal value $0.01 per share. Each issued ordinary share is fully paid.

There is no limit to the number of ordinary shares or preference shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any ordinary shares.

We are not permitted under English law to hold our own ordinary shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own ordinary shares.

We are registered with the Registrar of Companies for England and Wales under the registration number 9425113, and our affairs are governed by the provisions of our Articles and we are subject to the laws of England and Wales.

The U.K. Companies Act 2006 abolishes the need for an objects clause in the Articles and, as such, our objects will be unrestricted.

In accordance with the Articles, the following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per Ordinary Share on all matters to be voted on by shareholders generally;

•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings;

•	subject to applicable law, we are required to distribute the aggregate net proceeds, if any, received from the R&W Policy to holders of the ordinary shares by way of a dividend, net of any applicable taxes (“Preferred Dividend”); and

•	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Articles of Association

Composition and Nomination of the Board

Pursuant to the Articles, the Board will consist of at least two directors and no more than eleven directors. The directors are nominated by the Board, after being recommended to the Board by the Nominations Committee, for appointment at a general meeting or appointed by the Board where permitted to do so by law. When a person has been approved by the Board for nomination for election as a director at a general meeting of the Company, prior to the first date after the date of adoption of the Articles on which Grupo Villar Mir S.A.U. (“Grupo VM”) and its affiliates in the aggregate beneficially own less than 10% of the issued ordinary shares of the Company (the “Sunset Day”), Grupo VM and its affiliates shall not vote against the election of that director at the general meeting unless a majority of its nominees on the Board have voted against such nomination. At every annual general meeting, all the directors shall retire from office and will be eligible, subject to applicable law, for nomination for re-appointment in accordance with the Articles.

The board shall constitute a committee (the “Nominations Committee”) to perform the function of recommending a person for director. The Nominations Committee shall consist of three directors, a majority of whom shall be independent directors, as such term is defined in the NASDAQ rules and applicable law. While Grupo VM and its affiliates own at least 30% of the ordinary shares of the Company, the Grupo VM nominees will be entitled to nominate not more than two-fifths of the members of the Nominations Committee.

On December 23, 2015, Grupo VM designated Javier López Madrid to serve as the Executive Vice-Chairman of the Board in connection with the closing of the Business Combination. Upon the resignation of Alan Kestenbaum as Executive Chairman of the Board, Mr. López Madrid was appointed as Executive Chairman of the Board effective December 31, 2016. Mr. López Madrid is also the Chairman of the Nominations Committee.

Board Powers and Function

The members of the Board, subject to the restrictions contained in the Articles, is responsible for the management of the Company’s business, for which purpose they may exercise all our powers whether relating to the management of the business or not. In exercising their powers, the members of the Board must perform their duties to us under English law. These duties include, among others:

•	to act within their powers and in accordance with the Articles;

•	to act in a way that the directors consider, in good faith, would be most likely to promote our success for the benefit of its members as a whole (having regard to a list of non-exhaustive factors);

•	to exercise independent judgment;

•	to exercise reasonable care, skill and diligence;

•	to avoid conflicts of interest;

•	not to accept benefits from third parties; and

•	to declare interests in proposed transactions/arrangements.

The Articles provide that the members of the Board may delegate any of the powers which are conferred on them under the Articles to such committee or person, by such means (including by power of attorney), to such an extent and on such terms and conditions, as they think fit.

Share Qualification of Directors

A director is not required to hold any ordinary shares by way of qualification.

Board and Decision Making

The Articles provide that any director may call a meeting of the Board. Subject to the provisions of the U.K. Companies Act 2006, the Executive Chairman may also call general meetings on behalf of the Board. The quorum for such a meeting will be at least a majority of the directors then in office.

Except as otherwise provided in the Articles, a decision may be taken at a duly convened Board meeting with the vote of a majority of the directors present at such meeting who are entitled to vote on such question and each director will have one vote.

A director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting. Except as otherwise provided by the Articles, a director shall not vote at a meeting of the Board or a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, us) which could reasonably be regarded as likely to give rise to a conflict with our interests.

Unless otherwise determined by us by ordinary resolution, the remuneration of the non-executive directors for their services in the office of director shall be as the Board may from time to time determine. Any director who holds any executive office or who serves on any committee of the Board or who performs services which the Board considers go beyond the ordinary duties of a director may be paid such special remuneration (by way of bonus, commission, participation in profits or otherwise) as the Board may determine. However, the U.K. Companies Act 2006 requires “quoted” companies, such as the Company, to obtain a binding vote of shareholders on the directors’ remuneration policy at least once every three years and an annual advisory (non-binding) shareholders’ vote on an on the directors’ remuneration in the financial year being reported on and how the directors’ remuneration policy will be implemented in the following financial year.

Directors’ Borrowing Powers

Under our Board’s general power to manage our business, our Board may exercise all the powers to borrow money.

Matters Requiring Majority of Independent Directors Approval

Prior to the Sunset Date, the approval of a majority of the independent directors (who are not conflicted in relation to the relevant matter) shall be required to authorize any transaction agreement or arrangement between Grupo VM or any of its affiliates or connected persons and the Company or any of its affiliates, or the alteration amendment, repeal or waiver of any such agreement, including any shareholders’ agreement between the Company and Grupo VM.

Director Liability

Under English law, members of the Board may be liable to us for negligence, default, breach of duty or breach of trust in relation to us. Any provision that purports to exempt a director from such liability is void. Subject to certain exceptions, English law does not permit us to indemnify a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to us. The exceptions allow us to:

•	purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to us;

•	provide a qualifying third party indemnity provision which permits us to indemnify its directors (and directors of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of Ferroglobe) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment), except for: (i) the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by us an associated company, or the legal costs incurred in connection with certain specified applications by the director for relief where the court refuses to grant the relief; (ii) fines imposed in criminal proceedings; and (iii) penalties imposed by regulatory bodies;

•	loan funds to a director to meet expenditure incurred in defending civil and criminal proceedings against him or her (even if the action is brought by us), or expenditure incurred applying for certain specified relief, but subject to the requirement for the director or officer to reimburse us if the defense is unsuccessful; and

•	provide a qualifying pension scheme indemnity provision, (which allows us to indemnify a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with such company’s activities as a trustee of the scheme (subject to certain exceptions).

Indemnification Matters

Under the Articles, subject to the provisions of the U.K. Companies Act 2006 and applicable law, we will exercise all of our powers to (i) indemnify any person who is or was a director (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to us or any associated company; and/or (ii) indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme (including by funding any expenditure incurred or to be incurred by him or her) against any liability, incurred by him or her in connection with our activities as trustee of an occupational pension scheme; including insurance against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.

Under the Articles and subject to the provisions of the U.K. Companies Act 2006, we may exercise all of our powers to purchase and maintain insurance for or for the benefit of any person who is or was a director, officer or employee of, or a trustee of any pension fund in which our employees are or have been interested, including insurance against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.

No director or former director shall be accountable to us or the members for any benefit provided pursuant to the Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director.

Director Removal or Termination of Appointment

The general meeting of shareholders will, at all times, have the power to remove a member of the Board by an ordinary resolution, being a resolution passed by a simple majority of votes cast. The Articles also provide that a member of the Board will cease to be a director as soon as:

•	the director ceases to be a director by virtue of any provision of the U.K. Companies Act 2006 (including, without limitation, section 168) or he becomes prohibited by applicable law from being a director;

•	the director becomes bankrupt or makes any arrangement or composition with the director’s creditors generally;

•	a registered medical practitioner who is treating that person gives a written opinion to us stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

•	by reason of the director’s mental health a court makes an order which wholly or partly prevents the director from personally exercising any powers or rights he would otherwise have;

•	the director resigns from office by notice in writing to us;

•	in the case of a director who holds any executive office, the director’s appointment as such is terminated or expires and the Board resolves that he should cease to be a director;

•	the director is absent for more than six consecutive months, without permission of the Board, from meetings of the Board held during that period and the Board resolves that the director should cease to be a director; or

•	the director dies.

Committees

Subject to the provisions of the Articles, the directors may delegate any of the powers which are conferred on them under the Articles:

•	to a committee consisting of one or more directors and (if thought fit) one or more other persons, to such an extent and on such terms and conditions as the Board thinks fit (and such ability of the directors to delegate applies to all powers and discretions and will not be limited because certain articles refer to powers and discretions being exercised by committees authorized by directors while other articles do not);

•	to such person by such means (including by power of attorney), to such an extent, and on such terms and conditions, as they think fit including delegation to any director holding any executive office, any manager or agent such of its powers as the Board considers desirable to be exercised by him; or

•	to any specific director or directors (with power to sub-delegate). These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered. The directors can remove any people they have appointed in any of these ways and cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not has any notice of any cancellation or change.

General Meeting

The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the U.K. Companies Act 2006. The Board may call general meetings whenever and at such times and places as it shall determine. Subject to the provisions of the U.K. Companies Act 2006, the executive chairman of the Company may also call general meetings on behalf of the Board. On requisition of members pursuant to the provisions of the U.K. Companies Act 2006, the Board shall promptly convene a general meeting in accordance with the requirements of the U.K. Companies Act 2006.

Subject to the provisions of the U.K. Companies Act 2006, an annual general meeting and all other general meetings shall be called by at least such minimum period of notice as is prescribed or permitted under the U.K. Companies Act 2006.

All provisions of the Articles relating to general meetings of the Company shall apply, mutatis mutandis, to every separate general meeting of the holders of any class of shares in the capital of the Company.

Other United Kingdom Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted, or before the expiry of six months from the date of the offer (if that period ends earlier), in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of all the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period or, if later, three months from the date on which notice is served by the offeror on the shareholders notifying them of their sell-out rights. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares concurrently. The Articles specify that if a person is in default in supplying the information required by such a notice for a period of 14 days, or in connection with such a notice makes a statement which is materially false or inadequate, the directors may direct that, in respect of the shares in relation to which the default occurred:

•	the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll;

•	no payment may be made by way of dividend and no shares will be offered or distributed instead of cash, or bonus shares allotted;

•	no transfer shall be registered unless the member is not himself in default in supplying the requested information and it has been proved to the directors’ satisfaction that no person in default of supplying the information is interested in any of the shares subject to the transfer (or the transfer is pursuant to a takeover offer, the directors are satisfied that the transfer is pursuant to a party unconnected with the member and any other person appearing to be interested in the shares, or the transfer results from a sale made through a recognized investment exchange or other stock exchange outside the United Kingdom on which our shares are normally traded).

Any such restrictions cease to have effect not more than seven days after we have received notice of an approved transfer in respect of the transferred shares), or receipt by us of the information required by Part 22 of the Companies Act.

Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Takeover Provisions

An English public limited company is potentially subject to the U.K. City Code on takeovers and mergers (the “Takeover Code”). However, following consultation with the Panel on Takeovers and Mergers it is not expected that we will be subject to the Takeover Code based on the current composition of the Board. It is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to us. It should be noted that if we become subject to the Takeover Code, the ability of the directors to engage in defensive measures to seek to frustrate bids will, in addition to being subject to the directors’ statutory and fiduciary duties, be subject to the provisions of the Takeover Code.

Furthermore, the Articles require that, prior to the Sunset Date, in any tender offer for us, holders of the ordinary shares must be offered the same type and amount of consideration per share and the offer must be subject to a non-waivable condition that the tender offer be accepted by holders of a majority of the ordinary shares not held by Grupo VM or any of its affiliates. The Articles also provide that, prior to the Sunset Date, in any scheme of arrangement, merger, consolidation or business combination or other transaction that results in a change of control of us, holders of ordinary shares must receive the same type and amount of consideration per Share. If the holders of the ordinary shares are offered, in the case of a tender offer, or receive, in the case of a scheme of arrangement, merger, consolidation or business combination or other transaction that results in a change of control of us, the right to elect to receive one of two or more alternative forms of consideration, the Articles provide that these requirements will be deemed satisfied if holders of the other class are offered the same election rights. The provisions mentioned above may only be removed from the Articles or amended or varied by shareholders representing a majority of the ordinary shares present at a shareholder meeting excluding the ordinary shares held by Grupo VM or its affiliates. For the purposes of this provision of the Articles, any consideration to be offered to or received by holders of the ordinary shares pursuant to any employment, consulting, severance or other similar compensation arrangement approved by the Board, or any duly authorized committee of the Board, will not be considered to be consideration offered or received per Share for purposes of this provision, regardless of whether such consideration is paid in connection with, or conditioned upon the completion of, such tender offer, scheme of arrangement, merger, consolidation or other business combination transaction that results in a change of control of us.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of nonresidents to hold or vote ordinary shares.

Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware Law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

	England and Wales	Delaware
Vacancies on Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually (unless a resolution allowing the appointment of two or more persons by a single resolution has first been unanimously approved).	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

	England and Wales	Delaware
Pre-emptive Rights	Under the Companies Act, “equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless a statutory exception applies or a special resolution excluding such right has been passed by shareholders in a general meeting, or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless a statutory exception applies or an ordinary resolution authorising the allotment has been passed by the shareholders or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Officers and Directors

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is not convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•     any breach of the director’s duty of loyalty to the corporation or its stockholders;

•     acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•     intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•     any transaction from which the director derives an improper personal benefit.

	England and Wales	Delaware
Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll, and in our case the Articles specify that any resolution put to a vote at a general meeting shall be decided on a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	England and Wales	Delaware
Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•     the approval at a shareholders’ or creditors’ meeting convened by order of the court, of (i) a majority in number of shareholders or creditors (ii) representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•       the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•       the approval of the board of directors; and

•     approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•      to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•      to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•       to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•        to exercise independent judgment;

•        to exercise reasonable care, skill and diligence;

•     not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•     to declare any interest that he has whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the Fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

England and Wales	Delaware

Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders, or where an actual or proposed act or omission of the company is would be so prejudicial.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•      state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•      allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•       state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. We may offer warrants separately or together with one or more additional warrants or ordinary shares as described in the applicable prospectus supplement.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the ordinary shares with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related ordinary shares will be separately transferable;

•	the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any general meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Ferroglobe.

Each warrant will entitle its holder to purchase the principal amount of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common shares or warrants for those securities will be offered under the shareholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Standby Arrangements

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Taxation in the United Kingdom

A general summary of certain United Kingdom tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Taxation in the United States

A general summary of the material United States federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the offered securities in one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	in short or long transactions;

•	directly to investors;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through agents.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

The prospectus supplement with respect to the offered securities of a particular series will describe the terms of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	the proceeds we will receive from the sale of the securities;

•	any discounts or commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts or commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of securities, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell securities to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell securities to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Any ordinary shares will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national or other securities exchange. In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares, warrants, subscription rights and certain legal matters as to United Kingdom and United States law will be passed upon for us by Milbank LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from Ferroglobe PLC´s Annual Report on Form 20-F for the year ended December 31, 2020, and the effectiveness of Ferroglobe PLC’s internal control over financial reporting have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (and which express (1) an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the fact that management has acknowledged that certain events and conditions give rise to a material uncertainty that raise substantial doubt about Ferroglobe PLC’s ability to continue as a going concern, and (2) an adverse opinion on Ferroglobe PLC’s internal control over financial reporting because of material weaknesses). Such financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

EXPENSES

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts shown, other than the SEC registration fee, are estimates:

SEC registration fee		$4,364.00
FINRA filing fee		*
Printing and engraving		*
Accounting services		*
NASDAQ fees		*
Legal fees of registrant’s counsel		*
Transfer agent’s, trustee’s and depository’s fees and expenses		*
Miscellaneous		*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our securities, other than withholding tax requirements. There is no limitation imposed by English law or in our articles of association on the right of non-residents to hold or vote shares.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We understand that in England and Wales it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

FERROGLOBE PLC

$40,000,000

Ordinary Shares
Warrants
Subscription Rights

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under our Articles of Association, referred to as the “Articles”, subject to the provisions of the U.K. Companies Act 2006 and applicable law, Ferroglobe will exercise all of its powers to (i) indemnify any person who is or was a Ferroglobe director (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to Ferroglobe or any associated company; and/or (ii) indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme (including by funding any expenditure incurred or to be incurred by him or her) against any liability, incurred by him or her in connection with Ferroglobe’s activities as trustee of an occupational pension scheme; including insurance against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.

Under the Articles and subject to the provisions of the U.K. Companies Act 2006, Ferroglobe may exercise all of its powers to purchase and maintain insurance for or for the benefit of any person who is or was a Ferroglobe director, officer or employee of Ferroglobe, or a trustee of any pension fund in which employees of Ferroglobe are or have been interested, including insurance against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.

No Ferroglobe director or former Ferroglobe director shall be accountable to Ferroglobe or the members for any benefit provided pursuant to the Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a Ferroglobe director.

Item 9. Exhibits

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(í), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United Kingdom, on May 10, 2021.

FERROGLOBE PLC
By:	/s/ Javier Lopez Madrid
Name:	Javier López Madrid
Title:	Executive Chairman

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Javier López Madrid and Marco Levi, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Javier López Madrid Javier López Madrid	Director and Executive Chairman	May 10, 2021
/s/ Marco Levi Marco Levi	Director and Chief Executive Officer (Principal Executive Officer)	May 10, 2021
/s/ Beatriz García-Cos Muntañola Beatriz García-Cos Muntañola	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	May 10, 2021
/s/ Bruce L. Crockett Bruce L. Crockett	Director	May 10, 2021
/s/ Stuart E. Eizenstat Stuart E. Eizenstat	Director	May 10, 2021
/s/ Manuel Garrido y Ruano Manuel Garrido y Ruano	Director	May 10, 2021
/s/ Marta Amusategui y Vergara Marta Amusategui y Vergara	Director	May 10, 2021
/s/ Juan Villar-Mir de Fuentes Juan Villar-Mir de Fuentes	Director	May 10, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed by the undersigned on May 10, 2021.

By:	/s/ Brian D’Amico
Name: Brian D’Amico
Title: Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description
1.1 **	Form of Underwriting Agreement.
3.1	Articles of Association of Ferroglobe PLC dated as of October 26, 2017 (incorporated by reference to Exhibit 1.1 to the annual report on Form 20-F filed by the Company on April 30, 2018).
4.2 **	Form of Warrant Agreement.
4.3 **	Form of Subscription Right.
5.1 +	Opinion of Milbank LLP.
23.1*	Consent of Deloitte, S.L., Independent Registered Public Accounting Firm for Ferroglobe PLC.
23.2 +	Consent of Milbank LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to this registration statement).
* Filed herewith ** To be filed, if applicable, by amendment or by a Report on Form 6-K and incorporated herein by reference. + To be filed by amendment.